Exhibit 99.1

Instructure Reports First Quarter 2017 Financial Results

Q1 2017 Revenue of $34.0 Million, Up 46% Year-Over-Year

SALT LAKE CITY (May 1, 2017) – Instructure, Inc. (NYSE: INST), a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter, today announced its financial results for the first quarter ended March 31, 2017.

“We had a great start to the year as we delivered strong results across the board,” said Josh Coates, CEO at Instructure. “First quarter revenue grew 46% on a year-over-year basis and we made continued substantial improvements to our operating margin.  Throughout the quarter we continued to enhance the features and functionality of both Canvas and Bridge, resulting in strong customer adoption.”

“Given our business momentum, we remain encouraged by our prospects for the remainder of 2017 and beyond.”

First Quarter Financial Summary
(in thousands, except per share data)
	Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)
Revenue	$33,979	$23,299
Gross Margin
GAAP	71.7%	68.5%
Non-GAAP(1)	72.4%	69.3%
Operating Loss
GAAP	(12,791)	(13,754)
Non-GAAP(1)	(9,418)	(11,517)
Operating Margin
GAAP	-37.6%	-59.0%
Non-GAAP(1)	-27.7%	-49.4%
Net loss
GAAP	(12,731)	(13,739)
Non-GAAP(1)	(9,351)	(11,564)
EPS
GAAP	$(0.44)	$(0.50)
Non-GAAP(1)	$(0.33)	$(0.42)

(1)

Non-GAAP financial measures exclude stock-based compensation, accrual or reversal of payroll taxes related to secondary stock purchase transactions, amortization of acquisition related intangibles, and the change in fair value of the warrant liability.

First Quarter 2017 Business Highlights

•	Instructure continued to expand its customer base in the first quarter. A few highlights include:
o

US Higher Education and K-12 Schools – Canvas was selected by Austin Independent School District as the learning management system solution for their over 80,000 students across 130 schools.  Within the U.S. higher education market, Canvas was chosen by Florida State University, one of Florida’s designated preeminent universities, with its 39,000 students, and The University of Southern Mississippi, which serves 13,000 students.

o

International – The University of Sydney, Australia’s first and highly prominent university, selected Canvas for their 44,000 students.  Additionally, UNINETT, the organization responsible for Norway's National Research and Education Network, selected Canvas as a preferred supplier for their member schools.  Already, three-quarters of higher education universities in Norway, representing over 100,000 students, have signed up for Canvas.

o	Corporate – Bridge was selected by Sony Music Entertainment, Southern Glazer’s Wine and Spirits, and Timex Group USA.

Business Outlook

Today, Instructure issued financial guidance for the second quarter and full year 2017. The financial guidance discussed below is on a non-GAAP basis, except for revenues, and excludes stock-based compensation expense, reversal of payroll tax expense on secondary stock purchase transactions, amortization of acquisition related intangibles, and the change in fair value of the warrant liability (see table below which reconciles these non-GAAP financial measures to the related GAAP measures).

For the second quarter ending June 30, 2017, Instructure expects revenue of approximately $36.8 million to $37.4 million, a non-GAAP net loss of ($10.5) million to ($9.9) million, and non-GAAP net loss per share of ($0.36) to ($0.34) per common share.

For the full year ending December 31, 2017, Instructure expects revenue of approximately $150.7 million to $152.2 million, up from previously stated guidance of $149.3 million to $150.8 million, non-GAAP net loss of ($37.7) million to ($36.7) million, up from ($39.2) million to ($38.2) million, and non-GAAP net loss per share of ($1.29) to ($1.26) per common share, up from ($1.35) to ($1.31).

Conference Call Details:

Instructure will discuss its first quarter 2017 results today, May 1, 2017, via teleconference at 3:00 p.m. Mountain Time / 5:00 p.m. Eastern Time. The call may be accessed at 719-325-2308, passcode 9005361.  A live webcast, as well as replay, of the conference call will be accessible at Instructure's investor relations website, https://ir.instructure.com.

Non-GAAP Financial Measures

In this press release, Instructure’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and 12-month billings are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.  Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics.

Non-GAAP measures exclude stock-based compensation, payroll taxes related to secondary stock purchase transactions or the reversal of such expense due to the retirement of the liability, amortization of acquisition related intangibles, and the change in fair value of the warrant liability. We believe investors may want to exclude the effects of these items in order to compare our financial performance between time periods:

●

Stock-based compensation - Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.  Unlike cash compensation, the value of equity awards is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates that are beyond our control.

●

Accrual or reversal of payroll taxes related to secondary stock purchase transactions - In prior periods, operating expenses included employer payroll tax-related items on employee sales of securities to investors prior to our IPO. The amount of employer payroll tax-related items on these transactions was dependent on the fair market value of our stock. Going forward, operating expenses will include the reversal of such payroll tax expense due to the reduction of the estimated liability, which will occur in the second quarter of each year. Thus, there was no reversal of payroll taxes related to secondary stock purchase transactions in the current period.

●

Amortization of acquisition related intangibles - Expense for the amortization of acquisition related intangibles is a non-cash item, and we believe that the exclusion of this expense provides for a useful comparison of our operating results to prior periods.

●

Change in fair value of the warrant liability - Under GAAP, we are required to record mark-to-market adjustments for the change in fair value of the liability for warrants issued in connection with term debt and our credit facility. This expense or gain is excluded from management's assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s financial guidance for the second quarter of 2017 and for the full year ending December 31, 2017, the company’s growth, customer demand and application adoption, the company's research and development efforts and future application releases, and the company’s expectations regarding future revenue, expenses, cash flows and net income or loss.  These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Instructure’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Instructure’s ability to build and expand its sales efforts; general economic and industry conditions; new application introductions and Instructure’s ability to develop and deliver innovative applications and features; Instructure's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in the Annual Report for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2017 and other documents filed with the SEC and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

About Instructure

Instructure, Inc. is a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter. With a vision to help maximize the potential of people through technology, Instructure created Canvas and Bridge to enable organizations everywhere to easily develop, deliver and manage engaging face-to-face and online learning experiences. To date, Instructure has connected millions of instructors and learners at more than 2,000 educational institutions and corporations throughout the world. Learn more about Canvas for higher ed and K-12, and Bridge for the corporate market at www.Instructure.com.

Contacts:

Erin Kasenchak

Instructure

(866) 574-3127

ekasenchak@instructure.com

Heather Erickson

Instructure

(866) 718-6488

press@instructure.com

Source: Instructure

INSTRUCTURE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,266	$44,539
Short term marketable securities	9,997	23,895
Accounts receivable—net of allowances of $229 and $225 at March 31, 2017 and December 31, 2016 respectively	12,803	18,072
Prepaid expenses	10,978	5,434
Other current assets	881	936
Total current assets	62,925	92,876
Property and equipment, net	16,912	14,733
Goodwill	989	989
Intangible assets, net	908	760
Noncurrent prepaid expenses	1,094	984
Other assets	1,022	994
Total assets	$83,850	$111,336
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,436	$5,374
Accrued liabilities	10,605	10,905
Deferred rent	823	773
Deferred revenue	54,736	72,747
Total current liabilities	70,600	89,799
Deferred revenue, net of current portion	3,391	3,144
Deferred rent, net of current portion	8,183	8,372
Warrant liability	32	25
Other long term liabilities	32	32
Total liabilities	82,238	101,372
Commitments and contingencies
Stockholders’ equity:
Common stock	3	3
Treasury stock	—	—
Additional paid-in capital	211,064	206,442
Accumulated other comprehensive income	(2)	(12)
Accumulated deficit	(209,453)	(196,469)
Total stockholders’ equity	1,612	9,964
Total liabilities and stockholders’ equity	$83,850	$111,336

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)
Revenue:
Subscription and support	$30,513	$20,577
Professional services and other	3,466	2,722
Total Net revenue	33,979	23,299
Cost of Revenue:
Subscription and support	7,105	5,437
Professional services and other	2,511	1,912
Total cost of revenue	9,616	7,349
Gross profit	24,363	15,950
Operating expenses:
Sales and marketing	18,986	16,163
Research and development	11,182	7,805
General and administrative	6,986	5,736
Total operating expenses	37,154	29,704
Loss from operations	(12,791)	(13,754)
Other income (expense):
Interest income	76	71
Interest expense	(14)	(11)
Change in fair value of warrant liability	(7)	62
Other income (expense), net	36	(75)
Total other income (expense)	91	47
Loss before income taxes	(12,700)	(13,707)
Income tax expense	(31)	(32)
Net loss	$(12,731)	$(13,739)
Net loss per common share, basic and diluted	$(0.44)	$(0.50)
Weighted average shares used to compute net loss per share, basic and diluted	28,727	27,301

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(12,731)	$(13,739)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	1,237	912
Amortization of intangible assets	142	77
Amortization of deferred financing costs	6	12
Change in fair value of warrant liability	7	(62)
Stock-based compensation	3,373	2,235
Other	2	28
Changes in assets and liabilities:
Accounts receivable, net	5,273	2,601
Prepaid expenses and other assets	(5,633)	135
Accounts payable and accrued liabilities	(1,522)	515
Deferred revenue	(17,764)	(11,502)
Deferred rent	(139)	(35)
Other liabilities	0	(27)
Net cash used in operating activities	(27,749)	(18,850)
Investing Activities:
Purchases of property and equipment	(3,145)	(2,268)
Purchases of intangible assets	(290)	(151)
Proceeds from disposal of property and equipment	15	8
Maturities of marketable securities	—	325
Maturities of available-for-sale securities	13,900	—
Net cash provided by (used in) investing activities	10,480	(2,086)
Financing Activities:
Proceeds from issuance of common stock from employee equity plans	1,038	123
Shares repurchased for tax withholdings on vesting of restricted stock	(42)	—
Net cash provided by financing activities	996	123
Net increase (decrease) in cash	(16,273)	(20,813)
Cash, beginning of period	44,539	90,471
Cash, end of period	$28,266	$69,658

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP GROSS MARGIN
(in thousands, except percentages)
(unaudited)
	Three Months Ended March 31,
	2017	2016
GAAP gross profit	$24,363	$15,950
Stock-based compensation	231	193
Non-GAAP gross margin	$24,594	$16,143

GAAP gross margin %	71.7%	68.5%
Non-GAAP gross margin %	72.4%	69.3%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING LOSS
(in thousands, except percentages)
(unaudited)
	Three Months Ended March 31,
	2017	2016
Loss from operations	$(12,791)	$(13,754)
Stock-based compensation	3,373	2,235
Amortization of acquisition related intangibles	—	2
Non-GAAP operating loss	$(9,418)	$(11,517)

GAAP operating margin	-37.6%	-59.0%
Non-GAAP operating margin	-27.7%	-49.4%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS
(in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2017	2016
Net Loss	$(12,731)	$(13,739)
Stock-based compensation	3,373	2,235
Amortization of acquisition related intangibles	-	2
Change in fair value of warrant liability	7	(62)
Non-GAAP net loss	$(9,351)	$(11,564)
Non-GAAP net loss per common share, basic and diluted	$(0.33)	$(0.42)
Weighted average common shares used in computing basic and diluted net loss per common share	28,727	27,301

INSTRUCTURE, INC.
RECONCILIATION OF 12-MONTH BILLINGS
(in thousands)
(unaudited)
	Trailing Twelve Months Ended March 31,
	2017	2016
Total net revenue	$121,560	$81,867

Current deferred revenue
Beginning balance	38,144	22,631
Ending balance	54,736	38,144
Net change in current deferred revenue	16,592	15,513

Long term deferred revenue
Beginning balance	2,679	2,529
Ending balance	3,391	2,679
Net change in long term deferred revenue	712	150

Total 12-month billings	$138,864	$97,530

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended March 31, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	NON-GAAP
Operating expenses:
Sales and marketing	$18,986	(955)	$18,031
Research and development	11,182	(1,232)	9,950
General and administrative	6,986	(955)	6,031
Total operating expenses	$37,154	(3,142)	$34,012

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended March 31, 2016
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$16,163	(655)	—	$15,508
Research and development	7,805	(785)	(2)	7,018
General and administrative	5,736	(602)	—	5,134
Total operating expenses	$29,704	(2,042)	(2)	$27,660

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS GUIDANCE
(in thousands)
(unaudited)
	Three Months Ending June 30,		Full Year Ending December 31,
	2017	2017	2017	2017
	LOW	HIGH	LOW	HIGH
Net loss	$(14,200)	$(13,600)	$(53,500)	$(52,500)
Stock-based compensation	4,230	4,230	16,320	16,320
Reversal of payroll tax expense on secondary stock purchase transactions	(540)	(540)	(540)	(540)
Change in fair value of warrant liability	10	10	20	20
Non-GAAP net loss	$(10,500)	$(9,900)	$(37,700)	$(36,700)

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS PER COMMON SHARE GUIDANCE
(unaudited)
	Three Months Ending June 30,		Full Year Ending December 31,
	2017	2017	2017	2017
	LOW	HIGH	LOW	HIGH
Net loss per common share	$(0.49)	$(0.47)	$(1.83)	$(1.80)
Stock-based compensation	0.15	0.15	0.56	0.56
Reversal of payroll tax expense on secondary stock purchase transactions	(0.02)	(0.02)	(0.02)	(0.02)
Change in fair value of warrant liability	0.00	0.00	0.00	0.00
Non-GAAP net loss per common share, basic and diluted	$(0.36)	$(0.34)	$(1.29)	$(1.26)
Non-GAAP weighted average common shares used in computing basic and diluted net loss per common share (in thousands)	29,000	29,000	29,200	29,200